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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Experts" and to the use of our report dated March 31, 2005 with respect to the consolidated financial statements of GMH Communities Trust as of December 31, 2004 and for the period November 2, 2004 through December 31, 2004 and the combined financial statements of The GMH Predecessor Entities as of December 31, 2003 and for the period January 1, 2004 through November 1, 2004 and for the years ended December 31, 2003 and 2002, our report dated March 17, 2005 with respect to the combined statement of revenues and certain expenses of Willow Tree for the year ended December 31, 2004, our report dated April 15, 2005 with respect to the combined statement of revenues and certain expenses of the Dinerstein Portfolio III for the year ended December 31, 2004, our report dated May 25, 2005 with respect to the statement of revenues and certain expenses of Grand Marc at Seven Corners for the year ended December 31, 2004, our report dated August 17, 2005 with respect to the combined statement of revenues and certain expenses of the Davis Portfolio for the period January 1, 2004 to November 7, 2004, our report dated August 19, 2005 with respect to the statement of revenues and certain expenses of Campus Club Apartments for the period January 1, 2004 to November 7, 2004, our report dated August 26, 2005 with respect to the statement of revenues and certain expenses of Grand Marc at University Village for the period January 1, 2004 to November 7, 2004, our report dated August 26, 2005 with respect to the combined statements of revenues and certain expenses of State College for each of the three years in the period ended December 31, 2004, our report dated August 29, 2005 with respect to the statement of revenues and certain expenses of The Verge for the period October 1, 2004 to December 31, 2004, our report dated August 29, 2005 with respect to the combined statements of revenues and certain expenses of the Forbes Portfolio for the year ended December 31, 2004, in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-128081) and related Prospectus of GMH Communities Trust for the registration of common shares of beneficial interest.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
September 14, 2005

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Consent of Independent Registered Public Accounting Firm